                                                           REGISTRATION NO. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                       UNITED STATES SURGICAL CORPORATION
             (Exact name of registrant as specified in its charter)

DELAWARE                                                     13-2518270
(State or other jurisdiction                                 (I.R.S. Employer
of organization or incorporation)                            Identification No.)

150 GLOVER AVENUE, NORWALK, CONNECTICUT                      06856
(Address of principal executive offices)                     (Zip Code)



                        1993 EMPLOYEE STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                              Donald F. Crane, Jr.
                               Senior SEC Counsel
                       United States Surgical Corporation
                               150 Glover Avenue
                           Norwalk, Connecticut 06856
                    (Name and address of agent for service)

                                 (203) 845-1000
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

- ----------------------------------------------------------------------------------------
                                             PROPOSED       PROPOSED
                                             MAXIMUM        MAXIMUM
  TITLE OF              AMOUNT               OFFERING       AGGREGATE       AMOUNT OF
  SECURITIES TO BE      TO BE                PRICE          OFFERING        REGISTRATION
  REGISTERED            REGISTERED           PER SHARE*     PRICE*          FEE
- ----------------------------------------------------------------------------------------
  COMMON STOCK,
  PAR VALUE
  $.10 PER SHARE        1,500,000 SHARES     $17.75         $26,625,000         $9,181.03
- ----------------------------------------------------------------------------------------

*Estimated pursuant to Rule 457 only for purposes of calculating the registration fee, based upon the average of the high and low price per share on May 23, 1994, as reported in the composite reporting system for New York Stock Exchange listed issues.
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       This registration statement relates to the registration of additional securities of the same class for which a registration statement filed on Form S-8 relating to the 1993 Employee Stock Option Plan is effective. The contents of the earlier registration statement (Registration No. 33-59278; commission file number 1-9776) are incorporated by reference in this registration statement.


ITEM 8.  EXHIBITS.


     (5)       Opinion of Donald F. Crane, Jr.*

     (15)      Letter re unaudited interim financial information.*

     (23)(a)   Consent of Deloitte & Touche.*

       (b)     Consent of Donald F. Crane, Jr. (included in Exhibit 5).

     (24)      Powers of Attorney.*

     *Filed herewith
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on May 25, 1994.

                                   UNITED STATES SURGICAL CORPORATION

                                   By /s/ Thomas R. Bremer
                                      ----------------------------------------
                                       Thomas R. Bremer
                                       Senior Vice President and General Counsel


         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              Signature                                 Title                                   Date
              ---------                                 -----                                   ----
                 *                         Chairman of the Board, President,                May 25, 1994
- -------------------------------------      Chief Executive Officer and Director
         Leon C. Hirsch                    (Principal Executive Officer)


                 *                         Director                                         May 25, 1994
- -------------------------------------
         John A. Bogardus, Jr.

     /s/ Thomas R. Bremer                  Director                                         May 25, 1994
- --------------------------------------
         Thomas R. Bremer

                 *                         Director                                         May 25, 1994
- -------------------------------------
         Turi Josefsen

                 *                         Director                                         May 25, 1994
- -------------------------------------
         Douglas L. King

                                           Director
- -------------------------------------
         Zanvyl Krieger

                 *                         Director                                         May 25, 1994
- -------------------------------------
         Bruce S. Lustman

                 *                         Director                                         May 25, 1994
- -------------------------------------
         William F. May

                 *                         Director                                         May 25, 1994
- -------------------------------------
         Marianne Scipione

                 *                         Director                                         May 25, 1994
- -------------------------------------
         Douglas T. Tansill

                 *                         Senior Vice President, Finance                   May 25, 1994
- -------------------------------------      and Chief Financial Officer
         Howard M. Rosenkrantz             (Principal Financial Officer)


                 *                         Vice President and Controller                    May 25, 1994
- -------------------------------------      (Principal Accounting Officer)
         Joseph C. Scherpf


* By power of Attorney
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                                 EXHIBIT INDEX



Exhibit No.                     Item                              Location
- ------------                    ----                              --------

   5                 Opinion of Donald F. Crane, Jr.

   15                Letter re unaudited interim financial
                          information

   23(a)             Consent of Deloitte & Touche

   24                Power of Attorney